As filed with the Securities and Exchange Commission on October 3, 1996
                           Registration No. 333-_____
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                         H.E.R.C. PRODUCTS INCORPORATED
             (Exact name of registrant as specified in its charter)

          Delaware                                              86-0570800
  State or Jurisdiction of                                   (I.R.S. Employer
Incorporation or Organization                             Identification Number)

                             3622 NORTH 34TH AVENUE
                             PHOENIX, ARIZONA 85017
                    (Address of principal executive offices)

                            1993 INCENTIVE STOCK PLAN
                          1996 PERFORMANCE EQUITY PLAN
                                       AND
                          OTHER EMPLOYEE BENEFIT PLANS
                            (Full title of the Plans)

                           GARY S. GLATTER, President
                         H.E.R.C. Products Incorporated
                             3622 North 34th Avenue
                             Phoenix, Arizona 85017
                                 (602) 233-2212
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:

                             DAVID ALAN MILLER, ESQ.
                            Graubard Mollen & Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                                 (212) 818-8800

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                              Proposed
                                                                              maximum          Proposed maximum        Amount of
              Title of Securities                     Amount to be         offering price          aggregate          registration
                to be registered                       registered            per share          offering price            fee
====================================================================================================================================
                                                        13,000 shares           $1.875
Common Stock issuable upon exercise of options          50,000 shares           $1.9375
granted and outstanding under the Registrant's         205,000 shares           $2.50              $938,750.00          $323.71
1993 Incentive Stock Option Plan ("1993                 80,000 shares           $3.6875
Plan")(1)                                                2,000 shares           $5.00
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise of options
granted and outstanding under the Registrant's         410,000 shares           $1.75              $741,250.00          $255.60
1996 Performance Equity Plan ("1996 Plan")(2)           10,000 shares           $2.375
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise of options         580,000 shares           $2.6875          $1,558,750.00          $537.50
which may be granted under the 1996 Plan(3)
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                                              Proposed
                                                                              maximum          Proposed maximum        Amount of
              Title of Securities                     Amount to be         offering price          aggregate          registration
                to be registered                       registered            per share          offering price            fee
====================================================================================================================================
                                                        40,000 shares           $1.50
                                                        50,000 shares           $1.5625
                                                        80,000 shares           $1.9375
Common Stock issuable upon exercise of options          50,000 shares           $2.0625
and other stock-based awards granted and               200,000 shares           $2.50            $2,333,750.00          $798.83
outstanding under other employee benefit plans         100,000 shares           $3.125
("Benefit Plans")(4)                                   100,000 shares           $3.625
                                                       150,000 shares           $3.75
                                                        50,000 shares           $4.00
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL                                                                                                        $1,915.64
====================================================================================================================================

(1) Represents the exercise prices payable for the 350,000 shares that may be acquired under outstanding options granted under the 1993 Plan in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(2) Represents the exercise price payable for the shares that may be acquired under outstanding options granted pursuant to the 1996 Plan in accordance with Rule 457(h) promulgated under the Securities Act.

(3) Based on the last sale price of the Common Stock as reported by The Nasdaq Stock Market on October 1, 1996 in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act.

(4) Represents the exercise prices payable for the 820,000 shares that may be acquired under outstanding options granted pursuant to the Benefit Plans in accordance with Rule 457(h) promulgated under the Securities Act.

                              _____________________


         In accordance with the provisions of Rule 462 promulgated under the Securities Act, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

         The Registration Statement, including all exhibits and attachments, contains 66 pages. The exhibit index may be found on page II-7 of the consecutively numbered pages of the Registration Statement.

                              _____________________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information *

Item 2.   Registrant Information and Plan Annual Information *







* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1996 and June 30, 1996 filed with the Commission pursuant to Section 13(a) of the Exchange Act;

         (c) The Registrant's Current Reports on Form 8-K dated February 5, 1996 and July 1, 1996 filed with the Commission pursuant to
                  Section 13(a) of the Exchange Act;

         (d)      The Registrant's  Proxy Statement dated June 11, 1996 relating
                  to  the  Annual  Meeting  of   Stockholders   filed  with  the
                  Commission pursuant to Section 14 of the Exchange Act;

         (e) All other reports filed by the Registrant after the date of this Registration Statement with the Commission pursuant to
                  Section 13(a) or 15(d) of the Exchange Act; and

         (f) The description of the Common Stock contained in the Registrant's 8-A Registration Statement filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.


Item 4.  Description of Securities.

         The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Registrant to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

                  A director, or former director, shall not be liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under ss.174 of the General Corporation Law of the State of Delaware, pertaining to the liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

         Section  145  of  the  Delaware  General   Corporation  Law  concerning
indemnification of officers, directors, employees and agents is set forth below.

         "Section 145. Indemnification of officers, directors, employees and agents; insurance.

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under sections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses incurred by an officer or director in defending a civil or criminal action, suite or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith an in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit No.           Description
         -----------           -----------

         4.1 1993 Incentive Stock Option Plan (incorporated by reference from Exhibit 10.3 of the Registrant's Registration Statement on Form SB-2, No. 33-75166)

         4.2*                  Amendment to 1993 Stock Option Plan,  dated as of
                               September 23, 1994.

         4.3*                  1996 Performance Equity Plan of the Registrant

         4.4 Stock Option Agreement for the purchase of 400,000 shares between the Registrant and Gary S. Glatter (incorporated by reference from Exhibit
                               10.5 of the Registrant's Registration Statement on Form SB-2, No. 33-75166)

         4.5*                  Stock  Option   Agreement  for  the  purchase  of
                               100,000 shares between the Registrant and Jerome Ludwig

         4.6*                  Stock  Option   Agreement  for  the  purchase  of
                               100,000 shares between the Registrant and Jules Firetag

         4.7* Stock Option Agreement for the purchase of 40,000 shares between the Registrant and Martin Plishka

         4.8* Stock Option Agreement for the purchase of 40,000 shares between the Registrant and Myron Shenkiryk

         4.9* Stock Option Agreement for the purchase of 50,000 shares between the Registrant and Kenneth Bright

         4.10* Stock Option Agreement for the purchase of 40,000 shares between the Registrant and Darin Thomas

         4.11* Stock Option Agreement for the purchase of 50,000 shares between the Registrant and Patrick Lien

         5.1*                  Opinion of Graubard Mollen & Miller

         23.1*                 Consent   of  BDO   Seidman,   LLP,   independent
                               accountant for Registrant

         23.2*                 Consent of Graubard Mollen & Miller  (included in
                               Exhibit 5.1)

_______________________________

*        Filed herewith.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing procedures, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on this 3rd day of October, 1996.

                                      H.E.R.C. PRODUCTS INCORPORATED


                                      By:      /s/ S. Steven Carl
                                         ---------------------------------------
                                         S. Steven Carl, Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Steven Carl and Gary S. Glatter his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                       Title                                        Date
----------                                       -----                                        ----

         /s/ S. Steven Carl                      Chairman of the Board, Chief                 October 3, 1996
----------------------------------------------
S. Steven Carl                                   Executive Officer and Director (Chief
                                                 Executive Officer)

         /s/ Gary S. Glatter                     President, Chief Operating Officer,          October 3, 1996
----------------------------------------------
Gary S. Glatter                                  Treasurer and Director (Principal
                                                 Financial and Accounting Officer)

         /s/ Jerome H. Ludwig                    Executive Vice President, Secretary          October 3, 1996
----------------------------------------------
Jerome H. Ludwig                                 and Director


         /s/ Shelby A. Carl                      Chairman Emeritus and Director               October 3, 1996
----------------------------------------------
Shelby A. Carl


         /s/ Robert M. Leopold                   Director                                     October 3, 1996
----------------------------------------------
Robert M. Leopold


         /s/ Salvatore T. DiMascio               Director                                     October 3, 1996
----------------------------------------------
Salvatore T. DiMascio

                                    EXHIBITS


         Exhibit No.           Description
         -----------           -----------

         4.1 1993 Incentive Stock Option Plan (incorporated by reference from Exhibit 10.3 of the Registrant's Registration Statement on Form SB-2, No. 33-75166)

         4.2*                  Amendment to 1993 Stock Option Plan,  dated as of
                               September 23, 1994,

         4.3*                  1996 Performance Equity Plan of the Registrant

                               Stock Option Agreement for the purchase of 400,000 shares between the Registrant and Gary S. Glatter (incorporated by reference from Exhibit
         4.4 10.5 of the Registrant's Registration Statement on Form SB-2, No. 33-75166)

         4.5*                  Stock  Option   Agreement  for  the  purchase  of
                               100,000 shares between the Registrant and Jerome Ludwig

         4.6*                  Stock  Option   Agreement  for  the  purchase  of
                               100,000 shares between the Registrant and Jules Firetag

         4.7* Stock Option Agreement for the purchase of 40,000 shares between the Registrant and Martin Plishka

         4.8* Stock Option Agreement for the purchase of 40,000 shares between the Registrant and Myron Shenkiryk

         4.9* Stock Option Agreement for the purchase of 50,000 shares between the Registrant and Kenneth Bright

         4.10* Stock Option Agreement for the purchase of 40,000 shares between the Registrant and Darin Thomas

         4.11* Stock Option Agreement for the purchase of 50,000 shares between the Registrant and Patrick Lien

         5.1*                  Opinion of Graubard Mollen & Miller

         23.1*                 Consent   of  BDO   Seidman,   LLP,   independent
                               accountant for Registrant

         23.2*                 Consent of Graubard Mollen & Miller  (included in
                               Exhibit 5.1)

________________________________

*        Filed herewith.
                                      II-7